PURCHASE OPTION

               For the Purchase of [     ] Shares of Common Stock

                                       of

                         QueryObject Systems Corporation

                            (A Delaware Corporation)


1.       PURCHASE OPTION.

         THIS CERTIFIES THAT, for consideration duly paid by or on behalf of GKN SECURITIES CORP. ("Holder"), as registered owner of this Purchase Option, to QueryObject Systems Corporation ("Company"), Holder is entitled, at any time or from time to time at or after January 1, 2000 and before the close of business on August 13, 2002 ("Expiration Date"), to subscribe for, purchase and receive, in whole or in part, up to [ ] Shares of Common Stock of the Company ("Share"). This Purchase Option is issued in connection with the Company's private offering ("Offering") described in the Confidential Term Sheet dated May 26, 1999, as amended by Supplement dated July 28, 1999 ("Term Sheet"). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Purchase Option. This Purchase Option is initially exercisable at $0.8625 per Shares. The term "Exercise Price" shall mean the initial exercise price or, if adjustments thereto have been made, the adjusted exercise price.

2.       EXERCISE.

         2.1 EXERCISE FORM. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price for the Shares being purchased in cash or by certified check or official bank check for the securities being purchased. If the rights represented hereby shall not be exercised at or before 5:00 p.m., New York City time, on the Expiration Date, this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         2.2 LEGEND. Unless registered under the Securities Act of 1933, as amended ("Securities Act"), each certificate for the securities purchased under this Purchase Option shall bear a legend as follows unless such securities have been registered under the Securities Act:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Securities Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and applicable state law."

3.       TRANSFER.

         3.1 RESTRICTIONS IMPOSED BY THE ACT. This Purchase Option and the securities underlying this Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Purchase Option or the underlying securities, as the case may be, may be transferred pursuant to an exemption from registration under the Securities Act and applicable state law, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Graubard Mollen & Miller ("GM&M") shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to such securities, as the case may be, has been filed by the Company and declared effective by the Securities and Exchange Commission ("Commission") and compliance with applicable state securities laws.

         3.2 ASSIGNMENT. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

4.       NEW PURCHASE OPTIONS TO BE ISSUED.

         4.1  PARTIAL  EXERCISE  OR  TRANSFER.  Subject to the  restrictions  in
Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of Shares purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

         4.2  LOST  CERTIFICATE.   Upon  receipt  by  the  Company  of  evidence
satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.


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
5.       REGISTRATION RIGHTS.

         5.1 GRANT OF RIGHT. The Company shall register the Shares of Common Stock underlying this Purchase Option ("Registrable Securities") for re-offer and resale by the Holders in the registration statement ("Registration Statement") to be filed by the Company pursuant to the terms of the Subscription Agreement attached to the Term Sheet. The Company shall keep the Registration Statement effective and current until all the securities registered thereunder are sold or may be sold without any limitation under an appropriate exemption under the Securities Act and the blue sky laws of the States. 1.1

         5.2 FEES AND EXPENSES. The Company shall bear all expenses and pay all fees incurred in connection with the filing and modification or amendment of the Registration Statement, exclusive of underwriting discounts and commissions payable in respect of the sale of the Registrable Securities, but including, without limitation, the fees and expenses of one special counsel, if any, of the Holders, and of providing reasonable numbers of the prospectus contained therein to the Holders.

         5.3 INDEMNIFICATION BY COMPANY. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any Registration Statement hereunder, the officers and directors of each Holder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act or any state securities law or regulation, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise under the laws of foreign countries, arising from such Registration Statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the Registration Statement or prospectus (as from time to time each may be amended and supplemented); (ii) any post-effective amendment or amendments or any new Registration Statement and prospectus in which is included the Registrable Securities or (iii) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in conformity with, written information furnished to the Company by and with respect to such registered holders expressly for use in any preliminary prospectus, the Registration Statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify such registered holders of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Registrable Securities or in connection with the Registration Statement or prospectus.


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

6.       ADJUSTMENTS

         6.1 ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES. The Exercise Price and the number of Shares of Common Stock underlying this Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

              6.1.1 STOCK DIVIDENDS - RECAPITALIZATION, RECLASSIFICATION, SPLIT-UPS. If, after the date hereof, and subject to the provisions of Section
6.2 below, the number of outstanding Shares of Common Stock is increased by a stock dividend on the Common Stock payable in Shares of Common Stock or by a split-up, recapitalization or reclassification of Shares of Common Stock or other similar event, then, on the effective date thereof, the number of Shares of Common Stock issuable on exercise of this Purchase Option shall be increased in proportion to such increase in outstanding Shares.

              6.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding Shares of Common Stock is decreased by a consolidation, combination or reclassification of Shares of Common Stock or other similar event, then, upon the effective date thereof, the number of Shares of Common Stock issuable on exercise of this Purchase Option shall be decreased in proportion to such decrease in outstanding Shares.

              6.1.3 ADJUSTMENTS IN EXERCISE PRICE. Whenever the number of Shares of Common Stock purchasable upon the exercise of this Purchase Option is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Shares of Common Stock purchasable upon the exercise of this Purchase Option immediately prior to such adjustment, and (y) the denominator of which shall be the number of Shares of Common Stock so purchasable immediately thereafter.

              6.1.4 REPLACEMENT OF SECURITIES UPON REORGANIZATION, ETC. In case of any reclassification or reorganization of the outstanding Shares of Common Stock other than a change covered by Section 6.1.1 hereof or which solely affects the par value of such Shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding Shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter
(until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of Shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or

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

consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of Shares of Common Stock of the Company obtainable upon exercise of this Purchase Option immediately prior to such event; and if any reclassification also results in a change in Shares of Common Stock covered by Sections 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2, 6.1.3 and this Section 6.1.4. The provisions of this
Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

               6.1.5 CHANGES IN FORM OF PURCHASE OPTION. This form of Purchase Option need not be changed because of any change pursuant to this Section, and Purchase Options issued after such change may state the same Exercise Price and the same number of Shares of Common Stock and Purchase Options as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

         6.2 ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of Shares of Common Stock upon the exercise of this Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares of Common Stock or other securities, properties or rights.

7. RESERVATION. The Company shall at all times reserve and keep available out of its authorized capital, such number of Shares of Common Stock or other securities, properties or rights required for the issuance of the Shares and securities underlying the Shares. The Company covenants and agrees that, upon exercise of this Purchase Option and payment of any exercise price therefor, all Series B Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder.

8.       CERTAIN NOTICE REQUIREMENTS.

         8.1 HOLDER'S RIGHT TO RECEIVE NOTICE. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Purchase Option and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

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

         8.2 EVENTS REQUIRING NOTICE. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares of Common Stock for the purpose of entitling them to receive a dividend or distribution, or (ii) the Company shall offer to all the holders of its Common Stock any additional Shares of capital stock of the Company or securities convertible into or exchangeable for Shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a merger or reorganization in which the Company is not the surviving party, or (iv) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

         8.3 NOTICE OF CHANGE. If any event occurs which would require a notice to be sent to holder of Series C Convertible Preferred Stock sold pursuant to the Term Sheet during the time this Purchase Option is outstanding, the Company shall also send such notice to the Holder(s) hereof.

         8.4 TRANSMITTAL OF NOTICES. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt to the party to which notice is given, by confirmed facsimile, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of this Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

9.       MISCELLANEOUS.

         9.1 AMENDMENTS. All modifications or amendments hereto shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

         9.2 Intentionally Omitted

         9.3 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

         9.4 ENTIRE AGREEMENT. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         9.5 BINDING EFFECT. This Purchase Option shall inure solely to the benefit of

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

and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

         9.6 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         9.7 WAIVER, ETC. The failure of the Company or the Holder at any time to enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder thereafter to enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         9.8 EXECUTION IN COUNTERPARTS. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

         IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the 13th day of August, 1999.

                              QUERYOBJECT SYSTEMS CORPORATION


                              By:_____________________________________________
                                 Name:   Daniel M. Pess
                                 Title:  Executive Vice President and Chief
                                         Financial Officer

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

Form to be used to exercise Purchase Option:


QueryObject Systems Corporation
60 Charles Lindbergh Boulevard
Uniondale, New York  11903
Attention:


Date:

         The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase _______ Shares of Common Stock of QueryObject Systems Corporation and hereby makes payment of $____________ (at the rate of $_________ per Shares) in payment of the Exercise Price pursuant thereto. Please issue the securities underlying this Purchase Option in accordance with the instructions given below.



Signature




         NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Option in every particular without alteration or enlargement or any change whatsoever.


                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name
                                   (Print in Block Letters)

Address

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
Form to be used to assign Purchase Option:


                                   ASSIGNMENT


         (To be executed by the registered Holder to effect a transfer of the within Purchase Option):

         FOR VALUE RECEIVED,
does hereby sell, assign and transfer unto _____________________________________
the right to purchase _____________ Shares of Common Stock of QueryObject Systems Corporation ("Company") evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.


Dated:



Signature




         NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Option in every particular without alteration or enlargement or any change whatsoever.


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